UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the externalization of property management services for VineBrook Homes Trust, Inc. (the “Company”), Dana Sprong was terminated as an officer of the Company. As a condition to receipt of severance pursuant to his previously disclosed severance agreement, the form of which was previously filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on August 4, 2023 (the “Severance Agreement”), Mr. Sprong was required to execute a separation agreement and release of claims substantially in the form included as an exhibit to the Severance Agreement (the “Separation and Release”). On July 22, 2025, Mr. Sprong executed the Separation and Release which includes Mr. Sprong’s resignation from the board of directors (the “Board”) of the Company and from all other offices and positions held with the Company and its affiliates. Mr. Sprong’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. As a result of Mr. Sprong’s resignation from the Board, the Board has withdrawn its nomination of Mr. Sprong as a director at the 2025 Annual Meeting of Stockholders (“Annual Meeting”) and has determined to reduce the size of the Board to seven members such that no nominee for election at the Annual Meeting will be named in place of Mr. Sprong.

Item 8.01. Other Events.

The Annual Meeting of the Company was originally scheduled for, and convened on, June 10, 2025, but the Annual Meeting was adjourned without any business being conducted, due to the lack of the required quorum as of the original meeting time. The Annual Meeting was then scheduled to reconvene on July 28, 2025, at 12:45 p.m. Central Time. However, the Company did not receive sufficient proxies to constitute a quorum to reconvene the Annual Meeting and conduct business, and the Company has decided to cancel the Annual Meeting and to withdraw the proposals for stockholder approval described below.

The number of shares of common stock entitled to vote at the Annual Meeting was 25,515,356, representing the number of shares outstanding as of March 31, 2025, the record date for the Annual Meeting.

As of July 24, 2025, prior to the withdrawal of the proposals, the preliminary results of each proposal, based on 6,779,871 shares being voted, which is 26.57% of the number of shares entitled to vote as of March 31, 2025, were as follows:

1.	Election of directors. The following directors were nominated for election for terms expiring at the 2026 annual meeting of stockholders:
	Votes For	Votes Withheld
James Dondero	6,659,606	120,265
Brian Mitts	6,683,810	96,062
Edward Constantino	6,667,182	112,689
Scott Kavanaugh	6,709,870	70,002
Arthur Laffer	6,642,282	137,590
Carol Swain	6,676,731	103,140
Catherine Wood	6,570,986	208,886

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

Votes For	Votes Against	Abstentions
6,692,661	37,147	50,063

On July 25, 2025, the Company issued a press release announcing the cancellation of the Annual Meeting, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Form of Severance Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2023).
99.1	Press Release, dated July 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

By:	/s/ Paul Richards
Name: Paul Richards Title: Chief Financial Officer, Assistant Secretary and Treasurer

Date: July 25, 2025